SEC File No. 33-
                                                     SEC File No. 811-2047

           As filed with the Securities and Exchange Commission
                           on February   , 1996
_________________________________________________________________
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D. C.  20549
                                 FORM N-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933                [X]

     Pre-Effective Amendment No.                                       [ ]
     Post-Effective Amendment No.                                      [ ]

                                  and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

     Amendment No. 11                                                  [X]
                     (Check appropriate box or boxes)

                      MBL VARIABLE CONTRACT ACCOUNT-2
     (Previously known as Mutual Benefit Variable Contract Account-2)
                        (Exact name of Registrant)

                      MBL LIFE ASSURANCE CORPORATION
          Successor to The Mutual Benefit Life Insurance Company
                            (Name of Depositor)

                             520 Broad Street
                       Newark, New Jersey 07102-3111
           (Address of Depositor's Principal Executive Offices)
     Depositor's Telephone Number, including Area Code: (201) 481-8000

                           Judith C. Keilp, Esq.
                                  Counsel
                      MBL Life Assurance Corporation
                             520 Broad Street
                       Newark, New Jersey 07102-3111
                  (Name and Address of Agent for Service)
_________________________________________________________________
Approximate Date of Proposed Public Offering: As soon as practicable after the effective date of the Registration Statement under the Securities Act of 1933.

Pursuant to Rule 24f-2 under the Investment Company Act of 1940, an indefinite amount of securities is being registered by this Registration Statement. The filing fee of $500 required by Rule 24f-2 is paid herewith.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      MBL VARIABLE CONTRACT ACCOUNT-2

                            previously known as
                MUTUAL BENEFIT VARIABLE CONTRACT ACCOUNT-2
     ________________________________________________________________

                           CROSS REFERENCE SHEET

     Cross reference sheet showing location in the Prospectus of information required by the Items in Part A of Form N-4.

     Item Number              Heading in Prospectus


        1                     Cover Page

        2                     Index of Terms

        3                     Summary of Group Variable Annuity Contracts

        4                     Performance Related Information,
                              Accumulation Unit Values

        5                     The Account, The Fund

        6                     Charges and Expenses

        7                     Accumulation Account;
                              General Rights; Other Contract Provisions

        8                     Annuity

        9                     Accumulation Accounts - Death
                              Benefit

        10                    Accumulation Accounts

        11                    Accumulation Account - Redemption

        12                    Federal Income Tax Status

        13                    Legal Developments

        14                    Table of Contents -
                              Statement of Additional Information
     ____________________________________________________________

        * Indicates inapplicable or negative.


                      MBL VARIABLE CONTRACT ACCOUNT-2
                      MBL Life Assurance Corporation
              520 Broad Street, Newark, New Jersey 07102-3111
                                    , 1996

     The group variable annuity contracts (the "Contracts") described in this Prospectus were issued by The Mutual Benefit Life Insurance Company ("Mutual Benefit Life") and assumptively reinsured by MBL Life Assurance Corporation ("MBL Life") to provide for retirement payments and other benefits for persons covered ("Participants") under plans qualified for federal income tax advantages ("Qualified Plans") under Section 401, 403(b), 408 or 457 of the Internal Revenue Code of 1986, as amended (the "Code"). Contracts were issued to employers or associations which established Qualified Plans or to trustees or custodians serving in conjunction with such Plans ("Contract Holders"). The Contracts provide benefits for Participants covered under those Plans and their beneficiaries. In most cases, a Group Fixed Annuity Companion Contract (the "Companion Contract"), which is not described in this Prospectus, was also issued to the Contract Holder.

     Sales of new Contracts ceased July 16, 1991. MBL Life does not intend to resume sales of new Contracts. As of the effective date of this Prospectus, however, additional purchase payments are being accepted from existing and new Participants under the Contracts.

     Under the Contracts, purchase payments will be accumulated before retirement ("Accumulation Period"), and annuity payments can be received after retirement ("Annuity Period"), on a variable basis. Variable accumulations and variable annuity payments are funded through MBL Variable Contract Account-2 (the "Account"), which is a "separate account" of MBL Life. The Account invests in shares of MBL Growth Fund, Inc. (the "Fund"), a mutual fund with the primary investment objective of long-term appreciation of capital.

     Existing Contracts, issued by Mutual Benefit Life, were assumed and reinsured as of May 1, 1994 by MBL Life, in accordance with the Rehabilitation Plan of Mutual Benefit Life as approved by the Superior Court of New Jersey. Substantially all of the assets and certain liabilities, including all insurance liabilities, of Mutual Benefit Life were transferred to MBL Life as of May 1, 1994 (the "Transfer"). In addition, the assets and liabilities of the Account were transferred to a new separate account of MBL Life. MBL Life agreed to assume all the assets and liabilities of the Account. (See "The Account - Legal Developments".)

     This Prospectus sets forth concisely the information about the Account that Contract Holders and Participants should know before investing. Additional information about the Account has been filed with the Securities and Exchange Commission (the "SEC") including a Statement of Additional Information which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from MBL Life. Write to: Group Pension Operations, MBL Life Assurance Corporation, 520 Broad Street, Newark, New Jersey 07102-3111,
Attn: MBL VARIABLE CONTRACT ACCOUNT-2, or telephone: 1-800-435-3191. Contract Holder or Participant inquiries may be made to the same address or telephone number. The table of contents for the Statement of Additional Information appears on page 27.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS IS VALID ONLY WHEN ACCOMPANIED BY THE CURRENT PROSPECTUS OF MBL GROWTH FUND, INC.

THIS PROSPECTUS SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.

           The date of the Statement of Additional Information
                         is               , 1996.

                             TABLE OF CONTENTS

                                                             Page

SUMMARY OF GROUP VARIABLE ANNUITY CONTRACTS
Fee Table . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Eligible Contract Holders . . . . . . . . . . . . . . . . . . . 5
Basic Provisions. . . . . . . . . . . . . . . . . . . . . . . . 5
Variable Accumulation Account . . . . . . . . . . . . . . . . . 5
Variable Annuity  . . . . . . . . . . . . . . . . . . . . . . . 6
Assumption of Risks . . . . . . . . . . . . . . . . . . . . . . 6
Redemption and Death Benefit. . . . . . . . . . . . . . . . . . 6

ACCUMULATION UNIT VALUES. . . . . . . . . . . . . . . . . . . . 7

FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . 7

PERFORMANCE RELATED INFORMATION . . . . . . . . . . . . . . . . 7

THE ACCOUNT
Organization. . . . . . . . . . . . . . . . . . . . . . . . . . 8
Legal Developments  . . . . . . . . . . . . . . . . . . . . . . 8
Assets    . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Administration and Distribution . . . . . . . . . . . . . . . .10

THE FUND  . . . . . . . . . . . . . . . . . . . . . . . . . .  10

CHARGES AND EXPENSES
Premium Tax . . . . . . . . . . . . . . . . . . . . . . . . .  11
Charges for Expense Risk, Mortality Risk and
  Minimum Death Benefit . . . . . . . . . . . . . . . . . . .  11
Investment Advisory Fee . . . . . . . . . . . . . . . . . . .  12
Other Charges . . . . . . . . . . . . . . . . . . . . . . . . .12

ACCUMULATION ACCOUNT
Purchase Payments . . . . . . . . . . . . . . . . . . . . . . .12
Variable Accumulation Account . . . . . . . . . . . . . . . . .12
Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . .15
Death Benefit . . . . . . . . . . . . . . . . . . . . . . . . .16

ANNUITY
Annuity Commencement Date . . . . . . . . . . . . . . . . . . .16
Purchase of Annuity . . . . . . . . . . . . . . . . . . . . . .17
Forms of Annuity. . . . . . . . . . . . . . . . . . . . . . . .17
Annuity Payments. . . . . . . . . . . . . . . . . . . . . . . .18
Variable Annuity Unit Value . . . . . . . . . . . . . . . . . .18

GENERAL RIGHTS
Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . .19
Confirmation of Transactions. . . . . . . . . . . . . . . . . .20
Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . .20
457 Plan Participant. . . . . . . . . . . . . . . . . . . . . .20

FEDERAL INCOME TAX STATUS
Introduction. . . . . . . . . . . . . . . . . . . . . . . . . .20
Taxation of MBL Life. . . . . . . . . . . . . . . . . . . . . .21
Tax Status of the Contract. . . . . . . . . . . . . . . . . . .21
Retirement Plans. . . . . . . . . . . . . . . . . . . . . . . .22
Taxation of Distribution. . . . . . . . . . . . . . . . . . . .24
Withholding . . . . . . . . . . . . . . . . . . . . . . . . . .25
Possible Changes in Taxation. . . . . . . . . . . . . . . . . .25
Other Tax Consequences  . . . . . . . . . . . . . . . . . . . .25

OTHER CONTRACT PROVISIONS
Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . .25
Non-Assignability . . . . . . . . . . . . . . . . . . . . . . .25
Portability . . . . . . . . . . . . . . . . . . . . . . . . . .25
Failure of Plan to Qualify. . . . . . . . . . . . . . . . . . .26
Discontinuance. . . . . . . . . . . . . . . . . . . . . . . . .26
Transfer to New Funding Agency. . . . . . . . . . . . . . . . .26
Changes in Contract . . . . . . . . . . . . . . . . . . . . . .27
Other Changes . . . . . . . . . . . . . . . . . . . . . . . . .27

TABLE OF CONTENTS - STATEMENT OF ADDITIONAL INFORMATION . . . .28

INDEX OF TERMS
The following terms are explained on the pages indicated.

Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Accumulation Period . . . . . . . . . . . . . . . . . . . . . . 1
Annuity Commencement Date . . . . . . . . . . . . . . . . . . .16
Annuity Period. . . . . . . . . . . . . . . . . . . . . . . . . 1
Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . .25
Code      . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Companion Contract. . . . . . . . . . . . . . . . . . . . . . . 1
Contract Holder . . . . . . . . . . . . . . . . . . . . . . . . 1
IRA Plan  . . . . . . . . . . . . . . . . . . . . . . . . . 5, 23
First Priority. . . . . . . . . . . . . . . . . . . . . . . .  10
401 Plan  . . . . . . . . . . . . . . . . . . . . . . . . . 5, 22
403(b) Plan . . . . . . . . . . . . . . . . . . . . . . . . 5, 23
457 Plan  . . . . . . . . . . . . . . . . . . . . . . . . . 5, 23
MBL Life  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Mutual Benefit Life . . . . . . . . . . . . . . . . . . . . . . 1
Net Purchase Payment. . . . . . . . . . . . . . . . . . . . . . 5
1940 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Participant . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Qualified Plan. . . . . . . . . . . . . . . . . . . . . . . . . 1
Rehabilitation Plan . . . . . . . . . . . . . . . . . . . . . . 1
SEC  . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Valuation Date. . . . . . . . . . . . . . . . . . . . . . . . .13
Variable Accumulation Account . . . . . . . . . . . . . . . . . 5
Variable Accumulation Unit. . . . . . . . . . . . . . . . . . .12
Variable Annuity. . . . . . . . . . . . . . . . . . . . . . . . 6
Variable Annuity Unit . . . . . . . . . . . . . . . . . . . . .18



                SUMMARY OF GROUP VARIABLE ANNUITY CONTRACTS

Fee Table

     The purpose of the Fee Table is to help Contract Holders and Participants (see "Basic Provisions") understand the various Account and Fund expenses which they will bear, directly or indirectly. The Fee Table, including the Example below, shows the expenses that are deducted from both the Account and the Fund. For a description of the Account's expenses, see "Charges and Expenses". For a description of the Fund's expenses, see "Management" in the Fund Prospectus.

     Account Annual Expenses
       (as a percentage of average daily Account value)
       Expense Risk Charge                                  0.25%
       Mortality Risk and Death Benefit Charge              0.12%
          Total Account Annual Expenses                     0.37%
     Fund Annual Expenses
       (as a percentage of Fund's daily average net assets)
       Management Fees                                      0.37%
       Other Expenses                                       0.49%
          Total Fund Expenses *                             0.86%

                                  Example

     A $1,000 investment in the Account would be subject to the expenses indicated, assuming (1) a 5.0% annual return and (2) redemption at the end of each time period shown; **

     1 year         3 years        5 years        10 years

     $13            $39            $68            $149

     This example should not be considered a representation of past or future expenses for the Account.

     Actual expenses may be greater or less than those shown above. Similarly, the annual rate of return assumed in the Example is not an estimate or guarantee of future investment performance.

     The expenses listed above do not include premium taxes, currently charged by various states of up to 3.5%, which will be deducted and paid to the states as required. (See "Charges and Expenses - Premium Tax".)
_____________________________________
* The Fund's investment adviser has agreed to assume all operating expenses of the Fund which, on an annual basis, exceed 1.5% of the first $30 million of the Fund's average daily net asset value and which exceed 1% of any amount in excess of $30 million. The operating expenses of the Fund did not exceed these limits during the 1995 fiscal year; therefore, the amount of expenses incurred has not been affected.

**   There are no charges imposed upon redemption.


Eligible Contract Holders

     The Contracts described in this Prospectus are designed to provide variable benefits for the following Qualified Plans:

     1. employees covered under annuity purchase arrangements adopted pursuant to Section 403(b) of the Code by public school systems and non-profit organizations described in Section 501(c)(3) of the Code ("403(b) Plans"), including former employees who have been covered under other such annuity purchase arrangements and have not withdrawn their account balances;

     2. employees covered under plans maintained by corporations, partnerships and sole proprietorships which are qualified under Section 401 of the Code ("401 Plans");

     3. employees covered under deferred compensation plans qualified under Section 457 of the Code ("457 Plans");

     4. employees covered under individual retirement account plans qualified under Section 408 of the Code ("IRA Plans" or "408 Plans").

     The Code affords certain federal income tax advantages to employers, employees and beneficiaries covered under these plans. (See "Federal Income Tax Status".)

Basic Provisions

     Net Purchase Payments made for or by Participants are invested during the Accumulation Period before retirement. "Net Purchase Payment" means the amount of a purchase payment for a Participant, less any premium tax. At retirement, the current value of the accumulation may be used to buy annuities designed to provide Participants with monthly payments for life or shorter specified periods, during the Annuity Period following retirement.

     The Companion Contract, which is not described in this Prospectus, was issued to the Contract Holder in conjunction with each Contract issued. The charges and benefits under the Companion Contract are included in the terms of that contract, which is separate from the Contracts described in this Prospectus.

     New Participants, who enroll after the effective date of this Prospectus, participating in plans qualified under Section 408 of the Code and, for residents of New York, plans qualified under Section 403(b), are entitled to a return of their initial premium payments without cost within ten days of purchase under a ten-day revocation provision.

Variable Accumulation Account. Under the Contract, Net Purchase Payments and/or permitted transfers from the Companion Contract and/or MBL Variable Contract Account-7 ("VCA-7") are allocated to an Account established on behalf of a Participant ("Variable Accumulation Account"). (See "Transfers".) Amounts allocated to a Variable Accumulation Account are placed in the Account. The assets of the Account are invested in shares of the Fund, a mutual fund with the primary investment objective of long-term appreciation of capital. The value of a Participant's Variable Accumulation Account varies up or down from day to day, depending on the value of the securities owned by the Fund, and no assurance of investment results is made.

Variable Annuity. The funds used to buy a variable annuity remain in the Account. Since the Account invests in shares of the Fund, the dollar amount of variable annuity payments varies up and down from month to month, depending on the value of the securities owned by the Fund, and no assurance of investment results is made.

Assumption of Risks

     MBL Life assumes the expense and mortality risks under the Contracts. In doing so, it agrees (1) to pay all expenses during the life of the Contracts, even if the charges made under the Contracts do not cover the actual expenses incurred, (2) to continue making life annuity payments under the Contracts, even if Annuitants, as a class, live longer than actuarially assumed, and, (3) to pay the minimum death benefit due. (See "Accumulation Account - Death Benefit".) A charge is imposed on the Account for MBL Life's assumption of these risks. (See "Charges and Expenses - Risk and Death Benefit Charges".)

Redemption and Death Benefit

     Subject to any Qualified Plan restriction, the current value of a Participant's Variable Accumulation Account may be withdrawn, in whole or in part, at any time before the annuity payments begin (the "Annuity Commencement Date") under a Contract. (See "Accumulation Account - Redemption".) A penalty and/ or tax may be incurred under the Code upon withdrawal of amounts accumulated under the Contracts offered by this Prospectus, including a 10% penalty generally imposed on the taxable amount of withdrawals prior to age 59 1/2 (subject to certain exceptions). (See "Federal Income Tax Status".)

     If a Participant dies before retirement, his or her beneficiary receives the greater of either (1) the current value of the Participant's Variable Accumulation Account as of the date MBL Life receives due proof of death, or (2) the full amount of all purchase payments less all transfers and redemptions made for the Participant.

                         ACCUMULATION UNIT VALUES

     The Accumulation Unit values as of the beginning of the period and the end of the period for each of the last ten fiscal years, as well as the total number of Accumulation Units outstanding at the end of each fiscal year, are as follows:

                      Accumulation   Accumulation   Number of
                      Unit Value-    Unit           Units
                      Beginning      Value-End      Outstanding
Year Ending           of Period      of Period      End of Period
December 31, 1995      $86.596         $116.231         307,509
December 31, 1994       85.055           86.596         328,954
December 31, 1993       75.010           85.055         354,251
December 31, 1992       65.668           75.010         379,590
December 31, 1991       53.234           65.668         494,857
December 31, 1990       56.416           53.234       1,014,455
December 31, 1989       44.032           56.416         909,129
December 31, 1988       34.625           44.032         810,345
December 31, 1987       35.483           34.625         794,267
December 31, 1986       29.344           35.483         717,772
December 31, 1985       22.813           29.344         767,545


                           FINANCIAL STATEMENTS

     The financial statements for the Account (as well as the auditor's report thereon) may be found in the Account's 1995 Annual Report to Contract Holders and Participants. The Account will furnish without charge an additional copy of these Reports upon request made to Group Pension Operations, MBL Life Assurance Corporation, 520 Broad Street, Newark, New Jersey 07102-3111, Attn: MBL VARIABLE CONTRACT ACCOUNT-2, or by telephoning 1-800-435-3191.

     The financial statements of MBL Life may be found in the Statement of Additional Information.


                      PERFORMANCE RELATED INFORMATION

     The Account may from time to time advertise "average annual total return". Average annual total return measures the change in the value of an investment in the Account's Variable Accumulation Units over the periods illustrated. (See "Variable Accumulation Account".) This performance-related information is based upon the Account's past performance. The investment return and principal value on an investment in the Account's units will fluctuate so that the units, when redeemed, may be worth more or less than their original cost.

     When the Account advertises its average annual total return, it will be calculated for one year, five years and ten years and will assume a total redemption at the end of each period. Average annual total return is calculated by comparing the value of a hypothetical $1,000 investment in the Account at the beginning of the relevant period to the value of the investment at the end of the period assuming a redemption of all Variable Accumulation Units (see "Variable Accumulation Account") at the end of the period. (See the Account's Statement of Additional Information, "Calculation of Performance Data".) There are no nonrecurring charges to be deducted upon a redemption of all units.

     Average annual total return at the Account level includes all recurring Contract charges currently applicable. As of the date of this Prospectus, the only Contract charge currently applicable is 1) a charge of 0.37%, of which 0.25% is allocated for MBL Life's assumption of expense risks and 0.12% is allocated for its assumption of mortality risks and the provisions of the minimum death benefit (see "Charges and Expenses - Charges for Expense Risk, Mortality Risk and Minimum Death Benefit", and "Accumulation Account - Death Benefit"). The one-time Participant enrollment fee (up to $15.00) and annual administration charge (up to $10.00 and up to $0.50 per purchase payment and transfer, or 2.00% of accumulation accounts, if less) which were deducted until December 31, 1988, and which were eliminated as of January 1, 1989, are included in the average annual total return figures illustrated. The total return figures, as illustrated, do not take into account any sales charge which would have been deducted from the purchase payment, if made prior to January 1, 1989. The inclusion of the sales charge in the total figures would have reduced the average annual total return illustrated for each period.

     The Account may from time to time advertise a comparison of its average annual total return to the Standard and Poor's 500 Stock Index (S&P 500) which represents an unmanaged, weighted index of 500 industrial, transportation, utility and financial companies widely regarded by investors as representative of the stock market. As a benchmark, this index is not subject to any charges for investment advisory or other expenses of the type charged at either the Account or the Fund level. Therefore, the comparison shown in any advertising by the Account, with this benchmark, may be of limited use.

     To calculate the average annual total return, the value of a Variable Accumulation Account terminated on December 29, 1995 is divided by the $1,000 purchase payment made by a Participant at the beginning of each period illustrated. The result of that calculation is the total growth rate for that period. The total growth rate is then "annualized" to obtain the average annual percentage increase (decrease) during the period illustrated. An annualized rate assumes that a single rate of return, applied each year during the period illustrated, will produce the ending value, taking into account the effect of compounding.

                                THE ACCOUNT
Organization

     The Account is registered with the SEC as an investment company, in the form of a "unit investment trust", under the Investment Company Act of 1940 (the "1940 Act"). Registration under the 1940 Act involves regulation by the SEC, but does not involve supervision or management of investment practices or policies of either the Account or the Registrant. The Account was established in 1969 under New Jersey law pursuant to a resolution of the Board of Directors of Mutual Benefit Life. The assets and liabilities of the Account were transferred to a separate account of MBL Life as of May 1, 1994 pursuant to a resolution of the Board of Directors of MBL Life.

     MBL Life is a New Jersey stock life insurance company, incorporated in 1972, with its principal office at 520 Broad Street, Newark, New Jersey. Its stock is held in a Stock Trust, pursuant to the Rehabilitation Plan of Mutual Benefit Life, MBL Life's former parent.

Legal Developments

     The Account was originally a separate account of Mutual Benefit Life. On July 16, 1991, the Superior Court of New Jersey ("Court") entered an Order ("Order") appointing the Insurance Commissioner of the State of New Jersey as Rehabilitator of Mutual Benefit Life, thereby granting the Rehabilitator immediate exclusive possession and control of, and title to, the business and assets of Mutual Benefit Life, including those of the Account.

     In view of the terms and conditions of the Order, on July 16, 1991, Mutual Benefit Life, on behalf of the Account, immediately ceased acceptance of applications for new Contracts and additional purchase payments under existing Contracts. The cessation of additional purchase payments continued from July 16, 1991 until the effective date of this Prospectus. Because the Account was a separate account of Mutual Benefit Life, the assets and liabilities of the Account were maintained separate and apart from Mutual Benefit Life's general account assets and liabilities. Transfers to the VCA-7 Contract were temporarily suspended. Transfers from the Account to the Companion Contract were temporarily prohibited and withdrawals from the Companion Contract were restricted during the Rehabilitation Period. Death benefit payments upon the death of each Participant continued to be made to the beneficiaries.

     A Rehabilitation Plan was developed the Rehabilitator, the terms of which were subsequently approved and confirmed by the Court in January 1994. Certain terms and conditions of the Rehabilitation Plan have been appealed by parties to the Rehabilitation Plan, and litigation brought against Mutual Benefit Life, the ultimate resolution of which cannot be determined at this time.

     The Rehabilitation Plan stipulated that the assets and liabilities of the Account would be transferred from Mutual Benefit Life to a separate account of MBL Life. The transfer was effected pursuant to an assumption reinsurance transaction on May 1, 1994. Under the Rehabilitation Plan, MBL Life assumed substantially all of the business, assets and liabilities of Mutual Benefit Life. MBL Life will operate under and is governed by the terms and conditions of the Rehabilitation Plan until the termination of the Rehabilitation Period, not later than December 31, 1999. While the Rehabilitation Plan was developed based on the Rehabilitator's best estimates, no assurance can be provided that the Rehabilitation Plan will ultimately be successful. For more information, see the financial statements of MBL Life contained in the Statement of Additional Information.

     As of May 1, 1994, all of the issued and outstanding shares of MBL Life were placed in a Stock Trust which is to terminate at the end of the Rehabilitation Period. The Commissioner of Insurance was appointed Trustee of the Stock Trust. On July 5, 1995, Alan J. Bowers was appointed President and Chief Executive Officer of MBL Life.

     MBL Life reserves all rights regarding the use of its name, or any part of its name, including the right to withdraw its use by the Account or to grant its use to any other investment company or entity.

Assets

     The assets placed in the Account include (1) amounts allocated to provide Variable Accumulation Accounts or variable annuities under the Contracts and (2) advances made by MBL Life for support of its obligations under the Contracts.

     While the Account is an asset of MBL Life, it is held separately from all other assets of MBL Life. The Contracts provide that any income, gains or losses, whether or not realized, from assets allocated to the Account, in accordance with the Contract, are credited to or charged against the Account without regard to any other income, gains or losses of MBL Life. The assets of the Account may not be charged with liabilities arising out of any other business of MBL Life. The Contracts also provide that MBL Life shall maintain the assets of the Account in an amount at least equal to the amount required for MBL Life to meet its obligations under the Contracts, as determined at least once each year. MBL Life will transfer cash from its general account to make up any deficiency in the Account and, conversely, may transfer any excess assets in cash from the Account to its general account or hold any such excess in the Account.

     Advances made to the Account by Mutual Benefit Life prior to December 31, 1989 in connection with the operation of the Account were not subject to deductions for the enrollment fee, the sales charge and the administrative charge then in effect. To the extent that the 1940 Act requires MBL Life to hold voting rights with respect to such amounts, MBL Life, as a matter of policy, will cast its votes on each matter in the same proportion as those cast by Contract Holders.

Administration and Distribution

     The Account has no directors, officers, or employees. First Priority Investment Corporation ("First Priority") serves as the Account's principal underwriter. First Priority is a wholly-owned indirect subsidiary of MBL Life. First Priority also serves as principal underwriter for MBL Variable Contract Account-3, and MBL Variable Contract Account-7, which are other separate accounts of MBL Life, and as distributor for mutual funds sponsored by MBL Life. First Priority also engages in the sale of other investment company securities and other financial products. Administrative services necessary for the operation of the Account and the Contracts are provided by MBL Life. These administrative services include, but are not limited to, processing purchase payments, annuity payments, redemptions and transfers; making commission payments; furnishing confirmation notices and periodic reports; preparing prospectuses, voting materials and tax reports; and providing or arranging for accounting, actuarial and legal services.

                                 THE FUND

     The primary objective of the Account is to provide annuity payments which are designed to guard against adverse changes in the cost of living both during the Accumulation Period and during the Annuity Period. In seeking to achieve this objective, the assets of the Account are invested in shares of the Fund, a mutual fund investing primarily in common stocks and other equity type investments. Information about the Fund, including its investment objectives and policies, is set out in the Fund prospectus which should be read together with this Prospectus. The investor should read the Fund's prospectus carefully before investing. Copies of the Fund's Prospectus and Statement of Additional Information are available upon request and without charge from MBL Life. Write to: Corporate Benefits Administration, MBL Life Assurance Corporation, 520 Broad Street, Newark, New Jersey 07102-3111, Attn: MBL Variable Contract Account-2, or telephone: 1-800-435-3191.

     The Fund's investment adviser is Markston Investment Management ("Markston"), a partnership between Markston International, Inc. and MBL Sales Corporation ("MBL Sales"). MBL Sales is a wholly-owned indirect subsidiary of MBL Life.

     Historically, the value of a sizeable and representative group of common stocks, held for an extended period of time, has tended to rise, particularly during periods of rising costs. However, there has been no exact correlation, and for some periods, the value of common stocks has fallen, while the cost of living was rising. Accordingly, no assurance can be given that the Account will achieve its objective.

     The Account buys Fund shares with no sales load. Any dividend or capital gains distribution received from the Fund is ordinarily credited in the form of additional Fund shares. To the extent necessary to make payments promised under the Contracts, the Account redeems Fund shares at net asset value with no redemption fee.

                           CHARGES AND EXPENSES

Premium Tax

     Premium taxes, ranging up to 3.50%, are currently levied by various states. If premium taxes are incurred by an Account, a charge for the amount of these taxes will be made when the taxes are incurred.

Charges for Expense Risk, Mortality Risk and Minimum Death Benefit

     A charge at the annual rate of 0.37% is made daily against each Participant's Variable Accumulation Account and against each Annuitant's variable annuity. The allocation of the charge during the Accumulation Period is 0.25% for MBL Life's assumption of expense risks and 0.12% for its assumption of mortality risks and the provision of the minimum death benefit. After the commencement of annuity payments, all of this 0.37% is for mortality risks. MBL Life reserves the right to alter the allocation of the charge between these items, based on its experience in administering the Contracts.

     If these charges are less than the expenses assumed, MBL Life may suffer a loss. However, if the charges are more than the expenses assumed by MBL Life, then there will be a contribution to MBL Life's surplus, which may be used for any legitimate corporate purpose, including distribution of the Contracts.

Investment Advisory Fee

     For the investment advisory services of Markston, the Fund pays a periodic fee based on a percentage of net assets. The fee is reflected in the net asset value computation for the Fund, computed and accrued daily and paid quarterly.

     The investment advisory compensation arrangement as well as the expenses of the Fund are fully described in the Fund's prospectus and the Fund's Statement of Additional Information.

Other Charges

     Currently, no charges are made against the Account for MBL Life's federal income taxes, or provisions for such taxes, that may be attributable to the Account. MBL Life may charge the Account for its portion of any income tax charged to MBL Life on the Account or its assets. Under present laws, MBL Life may incur state and local taxes (in addition to premium taxes) in several states. At present, these taxes are not significant. If they increase, however, MBL Life may decide to make charges for such taxes, or provisions for such taxes, against the Account. Any charges made against the Account could have an adverse effect on the investment experience of the Account.

                           ACCUMULATION ACCOUNT

Purchase Payments

     Initial Net Purchase Payments are invested at the value next computed, not later than two business days, after an application in good order and payment has been received by MBL Life at its Home Office in Newark, New Jersey (the "Home Office").

     The Contracts offer flexible purchase payment arrangements which may be tailored for individual plans as follows:

     Frequency. Purchase payments may be made for active Participants whenever desired, except not more frequently than every two weeks.

     Amount. Under 403(b), 408, and 457 Plans, the annuity purchase agreement or salary reduction agreement, respectively, between each Participant and his or her employer must specify that contributions on the Participant's behalf will be at least $240 during each year under the Plan.

     Continuity. Purchase payments for a Participant may be discontinued at any time, without any effect on the Participant's rights under the Contract. Purchase payments may be resumed at a later date at no additional charge.

Variable Accumulation Account

     Net Purchase Payments are allocated to a Participant's Variable Accumulation Account and transfers from VCA-7 are applied to purchase Variable Accumulation Units. Each Variable Accumulation Unit represents a proportionate interest in the assets of the Account. The investment performance of the Fund and deduction of charges and expenses (see "Charges and Expenses") affect the value of the Variable Accumulation Units as described below.

     The number of Variable Accumulation Units purchased is equal to each Net Purchase Payment, divided by the current dollar value of a Variable Accumulation Unit, after the initial purchase payment, at the value next computed after receipt of each purchase payment.

     The value of a Variable Accumulation Unit was $10 for January 21, 1971, the day when sales of the Contracts commenced. For a list of the Variable Accumulation Unit values on the last Valuation Date of each quarter for each of the last ten fiscal years, see the Account's Statement of Additional Information. For a list of the Variable Accumulation Unit values on the last Valuation Date of each of the last ten fiscal years, see "Accumulation Unit Values".

     The Variable Accumulation Unit is calculated as of the end of each Valuation Date, which is a day when the New York Stock Exchange is open for trading. For any Valuation Date, the Variable Accumulation Unit value is equal to the value for the preceding Valuation Date multiplied by the Net Investment Factor for the current Valuation Date. For any day which is not a Valuation Date, the Variable Accumulation Unit value is equal to the value for the following Valuation Date. The Variable Accumulation Unit value may vary either up or down on each Valuation Date.

     The Net Investment Factor for any Valuation Date is equal to the Gross Investment Factor less a deduction at an effective annual rate of 0.37% for the expense and mortality risk and death benefit charges. The Gross Investment Factor as of a Valuation Date is equal to (1) the net asset value of a Fund share computed as of the close of regular trading on the New York Stock Exchange on that date, plus the per share amount of any dividends and other distributions made by the Fund since the preceding Valuation Date, less a deduction for any applicable taxes (at present, no such federal tax is payable), divided by (2) the net asset value of a Fund share computed as of such close on the preceding Valuation Date. For a hypothetical example illustrating the computation of the Variable Accumulation Unit value and the Net Investment Factor, see the Account's Statement of Additional Information. In effect, each Net Purchase Payment (after the first) is invested in Variable Accumulation Units at the value next computed after receipt of such payment by MBL Life at its Home Office. Thereafter, Variable Accumulation Units credited under a Contract will vary up or down in value, depending on the value of the Fund shares held by the Account.

Transfers

     Transfers between the Companion Contract and the Variable Accumulation Account will be subject to the transfer provisions contained in the Companion Contract, including any limitations or restrictions contained in that contract. Transfers may be made only on a Valuation Date as defined in this Prospectus. All transfers will be based on the Variable Accumulation Unit value calculated on the effective date of the transfer.

     MBL Life reserves the right to impose restrictions upon the transfer privilege at any time, upon 30 days written notice to each Contract Holder affected. In such event, transfers will be permitted only once a quarter. This restriction may only be applied to Contracts to the extent that (1) the expected total annual deposit by a Contract Holder on behalf of all Participants to both the Variable Accumulation Account and the Companion Contract and VCA-7 Contract, if any, is $3 million or more, or (2) there are existing plan assets under the Contracts representing purchase payments made by the employer, association or corporation sponsoring the plan, other than as a result of a Participant salary reduction arrangement, or (3) the plan sponsor controls the allocation of contributions among this VCA-2 Contract, the Companion Contract, and the VCA-7 Contract, or (4) the plan sponsor controls transfers among the VCA-2 Contracts, the Companion Contract and the VCA-7 Contract before imposing such a restriction. MBL Life will submit appropriate changes to the Contract to the state insurance commissions for approval.

     To the extent that a VCA-2 Contract Holder also holds a contract for VCA-7, the Contract Holder may provide Qualified Plan Participants the opportunity to provide for retirement and other benefits through pooled investments in short-term debt instruments. The objective of VCA-7 is to provide as high a level of current income as is consistent with preservation of capital and maintenance of liquidity.

     If a VCA-7 Contract was issued, amounts may be transferred between a Qualified Plan Participant's Variable Accumulation Account under the VCA-2 Contract to the VCA-7 Contract as described under "Transfers" except that transfers to the VCA-7 Contract may not exceed once a quarter. Transfers to the VCA-7 Contract are subject to the charges, limitations and restrictions contained in the VCA-7 Contract. Amounts transferred to a VCA-2 Contract from a VCA-7 Contract will be subject to charges imposed under those contracts.

     Until the termination of the Rehabilitation Period, no later than December 31, 1999, transfers from the Variable Accumulation Account under the VCA-2 Contract to the Companion Contract may only be made upon retirement. (See "The Account - Legal Developments".)

     Variable Accumulation Account values will also be transferred to the Companion Contract upon the death of a Participant (see "Accumulation Account - Death Benefit"), or if a Qualified Plan fails to qualify under the Code (see "Other Contract Provisions - Failure of Plan to Qualify").

     MBL Life reserves the right to impose restrictions upon the transfer privilege at any time, upon 30 days written notice to each Contract Holder affected, as described under "Transfers".

     A VCA-7 prospectus is available upon request made to Group Pension Operations, MBL Life Assurance Corporation, 520 Broad Street, Newark, New Jersey 07102-3111, Attn: MBL VARIABLE CONTRACT ACCOUNT-7 or by telephoning 1-800-435-3191.

Redemption

     The current value of a Participant's Variable Accumulation Account may be withdrawn or transferred to another tax qualified investment, in whole or in part, at any time before his or her Annuity Commencement Date under the Contract. However, under 401, 403(b) or 457 Plans, the withdrawal right may be restricted in accordance with applicable federal income tax law. (See "Federal Income Tax Status".)

     Certain plans may require forfeiture of non-vested employer contributions, such as upon termination of employment, and may also provide that certain contributions may not be withdrawn until the occurrence of a specified event, such as attainment of age 59 1/2. The terms of your plan should be reviewed to determine if contributions on your behalf are so restricted. Any partial redemption must amount to at least $240.

     Redemption is effected by canceling a sufficient portion of the Variable Accumulation Account to pay the amount requested. The number of units canceled in the Variable Accumulation Account is based on their value next computed after receipt of a written request by MBL Life at its Home Office. Requests may be made on forms provided to Contract Holders by MBL Life, or by letter. Forms may be obtained by calling 1-800-435-3191.

     A request for partial redemption of a Participant's Variable Accumulation Account is treated as a request for complete redemption if the total value of the account would otherwise be less than $240, or if the redemption request is for an amount which exceeds the value of the account. After complete redemption of a Participant's Variable Accumulation Account, no further purchase payments may be made for the Participant without the consent of MBL Life.

     Payment of the amount redeemed is made within seven days after receipt of request, unless (1) the New York Stock Exchange is closed (for reasons other than holidays and weekends), or trading on the New York Stock Exchange is restricted, (2) an emergency exists, as determined by the SEC, so that valuation of the assets of the Account, or redemption of the Fund shares held by the Account, is not reasonably practicable, or
(3) the SEC permits postponement by order.

     The withdrawal of funds from the Account may adversely affect tax benefits otherwise available under the Code. (See "Federal Income Tax Status".) Under 403(b) Plans, current restrictions imposed by the Code limit withdrawals. (See "Federal Income Tax Status - 403(b) Plans".)

     The preceding discussion of redemption applies only to the Variable Accumulation Account. Redemption of amounts under the Companion Contract will be subject to the redemption provisions contained in the Companion Contract, including any limitations or charges specified in that contract.

Death Benefit

     If a Participant dies before the Annuity Commencement Date, MBL Life will cancel the Participant's Variable Accumulation Account and transfer the value of such account, or, if greater, the full amount of all purchase payments less transfers and redemptions made for the Participant, as of the date MBL Life receives satisfactory written notice of death, to the Companion Contract where the proceeds will be held at the interest rate specified in the Companion Contract until final disposition. (See "The Account - Legal Development".) No sales charges will be imposed on the transfer of the Variable Accumulation Account to the Companion Contract. In lieu of transferring the Participant's Variable Accumulation Account to the Companion Contract, MBL Life may pay all of such account value to the beneficiary in a single sum, if the beneficiary has made a written request for such payment. The Contracts require the beneficiary to make the written request within 90 days of the Participant's death. If the beneficiary is a spouse, the Variable Accumulation Account may be continued at the spouse's election; however, no further purchase payments may be made.

     In general, the rights of beneficiaries are subject to the same conditions as corresponding rights of Participants. In addition, the rights of a beneficiary may be subject to restrictions imposed by the Participant in designating his or her beneficiary.

                                  ANNUITY

Annuity Commencement Date

     A Participant's Variable Accumulation Account Value generally must begin to be distributed in accordance with Code Section 403(b)(10) no later than April 1 of the calendar year following the calendar year in which the Participant reaches age 70 1/2. A surviving spouse who has made the election in Section 4.3(c) of the Contract must begin to receive the Variable Accumulation Account Value no later than April 1 of the calendar year following the calendar year in which the Participant would have reached age 70 1/2.

     Where the Participant is a public school employee, the above required distribution date may, generally, be extended to the April 1 of the calendar year following the later of (1) the calendar year in which the Participant reaches age 70 1/2, or (2) retires from such employment. Distributions will be made in accordance with the terms of the Contract. The preceding distribution requirement does not apply to tax-deferred annuity account balances accrued before January 1, 1987.

     A Participant may elect to apply all or part of his or her Account Value as consideration for the purchase of an annuity ("Annuity Consideration"). The date on which such annuity is to begin, as elected by the Participant, shall be specified in a written notice to MBL Life, provided however, that such date may not be earlier than 15 days after the date of receipt by MBL Life of such notice.

Purchase of Annuity

     Effective on a Participant's Annuity Commencement Date, as specified in the written notice to MBL Life, the Participant's Annuity Consideration shall be applied to provide an annuity for the Participant subject to the following:

     (a) Any premium tax on Annuity Consideration that MBL Life is required to pay, based on the state of residence of the Participant, will be deducted from the Annuity Consideration.

     (b) The amount remaining after deduction of the premium tax will be applied to provide an annuity. Unless the use of another table of amounts of annuity shall have been agreed to in writing by the Contract Holder and MBL Life, the amount of each monthly payment of the annuity will be determined by dividing the remaining Annuity Consideration by the appropriate rate determined in accordance with the Variable Annuity Table (Table 1 of the Contract) according to the form of annuity and the age of the annuitant on the Annuity Commencement Date.

     If a Participant's first annuity payment would be less than $20, the value of the Variable Accumulation Account may be paid to the Participant in a lump sum as a complete redemption, at the discretion of MBL Life.

     MBL Life will issue a certificate to each Annuitant at the time the first annuity payment becomes payable, describing the Participant's rights under the annuity. Once any life annuity takes effect, it may not be redeemed or changed to any other form of annuity.

Forms of Annuity

The Participant may elect one of the alternate forms listed below:

     (a)  Period-Certain and Life Annuity

          The Period-Certain and Life Option provides a monthly annuity to the Participant during the Participant's lifetime, the first 60, 120, 180 or 240 payments of which, as specified by the Participant in the notice of election of this option, shall be period-certain payments. If at the death of the Participant any period-certain payments remain unpaid, such unpaid period-certain payments shall be continued to the Participant's beneficiary.

     (b)  Contingent Annuitant With Ten Years Certain

          The Contingent Annuitant Option provides a monthly annuity payable to the Participant during his or her lifetime, and payable after his or her death to the Contingent Annuitant designated by the Participant at the time of election of this option, during such Contingent Annuitant's lifetime. The first 120 payments are designated as period-certain payments.

          If at the death of the second to die of the Participant and his or her Contingent Annuitant any period-certain payments remain unpaid, such unpaid period-certain payments shall be continued to the Participant's beneficiary. The amount of monthly annuity payable to the Contingent Annuitant may be 100%, 67%, or 50% of the reduced annuity payable to the Participant, as specified in the notice of election of this option. Regardless of the selected percentage, however, the annuity payable to the Contingent Annuitant, before 120 payments have been made, shall be equal to 100% of the annuity payable to the Participant.

     (c)  Period-Certain Annuity

          The Period-Certain Annuity provides a monthly annuity payable for a period-certain of 60, 120 or 180 months as selected by the Participant. Upon expiration of the period-certain payments, no further payments are due. If at the death of the Participant any period-certain payments remain unpaid, they shall be continued to the Participant's beneficiary until the total period-certain payments selected have been made to the Participant and the beneficiary.

     (d)  Other Forms

          Other forms of annuity may be selected by the Participant with the written consent of MBL Life.

Annuity Payments

     The first annuity payment is payable on the Annuitant's Annuity Commencement Date under the Contract. The second and subsequent annuity payments are payable monthly thereafter. The method for determining the amount of the first, second and subsequent annuity payments is described in the Account's Statement of Additional Information.

Variable Annuity Unit Value

     The value of a Variable Annuity Unit for any month is calculated as of the end of the fourteenth day preceding the first day of the month. It is equal to the Variable Annuity Unit value for the previous month multiplied by the product of .997137 and the ratio of (1) the Variable Accumulation Unit value for the fourteenth day preceding the first day of the month, divided by (2) the Variable Accumulation Unit value for the fourteenth day preceding the first day of the previous month. The Variable Annuity Unit value may vary either up or down each month.

     The factor of .997137, applied each month, reflects an assumed investment result at an effective annual rate of 3 1/2%. This assumed investment result is also used in determining the rates which appear in the tables in the Contracts and which are used to determine the amount of the first payment under a variable annuity. An assumed investment result higher than 3 1/2% may be used for a particular group in order to provide larger variable annuity payments during the initial months, by mutual agreement between the Contract Holder and MBL Life. However, a higher assumed investment result also means a lower factor than .997137 in the determination of the Variable Annuity Unit values for that particular group. For example, if the assumed investment result is 4 1/2% instead of 3 1/2%, the variable annuity payments to a retired male Participant, age 65, under a life annuity with 120 monthly payments certain will start about 8% higher, but this advantage will steadily diminish, and the payments after the eighth year (approximately) will become lower with the 4 1/2% assumption than they would be with the 3 1/2% assumption.

     The Variable Annuity Unit value will vary up or down each month only to the extent that the actual net investment results are more or less favorable than the assumed investment results. The actual net investment results include both income and market value changes of the Account value, as reflected in the ratio of the two applicable Variable Accumulation Unit values. For a hypothetical example illustrating the computation of the Variable Annuity Unit value and a list of the Variable Annuity Unit values for the last month of each quarter for each of the last ten fiscal years, see the Account's Statement of Additional Information.

                              GENERAL RIGHTS

Voting Rights

     Contract Holders have the right to instruct MBL Life as to voting Fund shares held by the Account on all matters to be voted on by Fund shareholders. The number of votes attributed to each Contract Holder is determined by dividing the value of all Variable Accumulation Accounts under the Contract by the net asset value of one Fund share. The number of Fund shares attributable to Annuitants under the Contract is determined by dividing the reserves maintained in the Account to meet variable annuity obligations under the Contract by the net asset value of one Fund share.

     During the Accumulation Period, Participants have the right to instruct Contract Holders as to casting applicable votes with respect to Variable Accumulation Accounts under 403(b) Plans or their own purchase payments under Qualified Plans. During the Annuity Period, Annuitants have similar rights with respect to the variable annuities. The number of votes attributable to an Annuitant decreases as variable annuity payments are made.

     MBL Life furnishes Fund proxy material and voting instruction forms to each Contract Holder and Participant. Fund shares held by the Account for which MBL Life receives no voting instructions will be voted on each matter in the same proportion as such shares for which voting instructions are received. Fund shares held by MBL Life will also be voted on each matter in the same proportion as such shares for which voting instructions are received.

Confirmation of Transactions

     Within five business days after the end of each calendar quarter, a quarterly statement will be sent to each Participant detailing all activity in the Participant's Variable Accumulation Account for the previous quarter, including purchase payments, redemptions and transfers, the dates of each such transaction, the amounts allocated to the Variable Accumulation Account, the sales and other charges deducted, and the total account value at the end of the period. New Participants will be sent a confirmation upon receipt of the first purchase payment, and quarterly statements thereafter. In some cases, confirmations may be sent more frequently than quarterly.

Reports

     During the Accumulation Period, MBL Life furnishes a quarterly report for each Participant showing as of a specified date (1) the number of units in his or her Variable Accumulation Account and (2) the Variable Accumulation Unit value. During the Annuity Period, MBL Life will include with each variable annuity payment a statement showing the number of Variable Annuity Units and the Variable Annuity Unit value used in determining the amount of the annuity payment.

     In addition, MBL Life will furnish, for each Participant and Annuitant, a semi-annual report showing the financial position of the Account, and a schedule of the common stocks and other investments held by the Fund.

457 Plan Participants

     The rights and benefits of employees participating in a 457 Plan differ from those of Participants covered under Contracts issued under other circumstances. Under a 457 Plan, the Contract Holder is usually the employer, and the assets of such Plan are part of the general assets of the employer. A Participant must look exclusively to his or her employer and the employer's financial resources for any benefits to which the Participant is entitled. Accordingly, all rights of 457 Plan Participants referred to or described in this Prospectus are vested in the Contract Holder.

                         FEDERAL INCOME TAX STATUS

Introduction

     The following discussion is a general discussion of federal income tax considerations relating to the Contract and is not intended as tax advice. This discussion is not intended to address the tax consequences resulting from all of the situations in which a person may be entitled to or may receive a distribution under the Contract. Any person concerned about these tax implications should consult a competent tax advisor before initiating any transaction. This discussion is based upon MBL Life's understanding of the present federal income tax laws as they are currently interpreted by the Internal Revenue Service ("IRS"). No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the IRS. Moreover, no attempt has been made to consider any applicable state or other tax laws.


     The Contract may be purchased on a non-tax qualified basis ("Non-Qualified Contract") or purchased and used in connection with certain retirement arrangements entitled to special income tax treatment under
Section 401(a) 403(b), 408(b) or 457 of the Code ("Qualified Contracts").


Taxation of MBL Life

     MBL Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Account is not an entity separate from the Company, and its operation forms a part of the MBL Life, it will not be taxed separately as a "regulated investment company" under Subchapter M of the Code. Investment income and realized capital gains are automatically applied to increase reserves under the Contracts. Under existing federal income tax law, MBL Life believes that the Account investment income and realized net capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contracts.

     Accordingly, MBL Life does not anticipate that it will incur any federal income tax liability attributable to the Separate Account and, therefore, MBL Life does not intend to make provisions for any such taxes. However, if changes in the federal tax laws or interpretations thereof result in MBL Life being taxed on income or gains attributable to the Account, then MBL Life may impose a charge against the Account (with respect to some or all Contracts) in order to set aside provisions to pay such taxes.

Tax Status of the Contract

     Diversification. Section 817(h) of the Code requires that with respect to certain contracts, the investments of the Account must be "adequately diversified", in accordance with Treasury Regulations in order for those Contracts to qualify as annuity contracts under federal tax law.


     In certain circumstances, owners of variable annuity contracts may be considered the owners, for federal income tax purposes, of the assets of the separate accounts used to support their contracts. In those circumstances, income and gains from the separate account assets would be includible in the variable contract owner's gross income. The IRS has stated in published rulings that a variable contract owner will be considered the owner of separate account assets if the contract owner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has also announced, in connection with the issuance of regulations concerning diversification, that those regulations "do not provide guidance concerning the circumstances in which investor control for the investments of a segregated asset account may cause the investor [i.e., the owner], rather than the insurance company, to be treated as the owner of the assets in the account". This announcement also stated that guidance would be issued by way of regulations or rulings on the "extent to which policyholders may direct their investments to particular Sub-Accounts without being treated as owners of the underlying assets." As of the date of this Prospectus, no guidance has been issued.

     The ownership rights under the Contract are similar to, but different in certain respects from those described by the IRS in rulings in which it was determined that contract owners were not owners of separate account assets. These differences could result in an owner being treated as the owner of a pro rata portion of the assets of the Account. In addition, MBL Life does not know what standards will be set forth, if any, in the regulations or rulings which the Treasury Department has stated it expects to issue. MBL Life therefore reserves the right to modify the Contract as necessary to attempt to prevent an owner from being considered the owner of a pro rata share of the assets of the Account.

Retirement Plans

     In General. The Contract is designed for use with several types of retirement plans. The tax rules applicable to participants and beneficiaries in retirement plans vary according to the type of plan and the terms and conditions of the plan. Special favorable tax treatment may be available for certain types of contributions and distributions.
Adverse tax consequences may result from contributions in excess of specified limits; distributions prior to age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; aggregate distributions in excess of a specified annual amount; and in other specified circumstances. For example, a 10% penalty generally will be imposed on the taxable amount of withdrawals prior to age 59 1/2, subject to certain exceptions.

     MBL Life makes no attempt to provide more than general information about use of the Contracts with the various types of retirement plans. Owners and participants under retirement plans as well as annuitants and beneficiaries are cautioned that the rights of any person to any benefits under Contracts may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contracts issued in connection with such a plan. The ultimate effect of federal income taxes on the amounts held under a Contract, on annuity payments, and on the economic benefit to the Contract owner, the annuitant, or the beneficiary may depend on the tax status of the individual concerned.
Some retirement plans are subject to distribution and other requirements that are not incorporated in the administration of the Contracts. Owners are responsible for determining that contributions, distributions and other transactions with respect to the Contracts satisfy applicable law. Owners, participants and beneficiaries should consult their legal counsel and tax advisor regarding the use of the Contract under the retirement plan.

     Corporate Pension and Profit-Sharing and H.R. 10 Plans. Code Section 401(a) permits employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish retirement plans for themselves and their employees. These retirement plans may permit the purchase of the contracts to accumulate retirement savings under the plans. Adverse tax consequences to the plan, to the participant or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments.

     Section 403(b) Plans.    Under Code Section 403(b), payments made by
public school systems and certain tax exempt organizations to purchase annuity contracts for their employees are excludible from the gross income of the employee, subject to certain limitations. However, these payments may be subject to FICA (Social Security) taxes and state income taxes.

     Code Section 403(b)(11) restricts the distribution under Code Section 403(b) annuity contracts of: (1) elective contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings in such years on amounts held as of the last year beginning before January 1, 1989. Distribution of those amounts may only occur upon death of the employee, attainment of age 59 1/2, separation from service, disability, or financial hardship. In addition, income attributable to elective contributions may not be distributed in the case of hardship.

     Individual Retirement Annuities and Simplified Employee Pension
Plans.    Sections 219 and 408 of the Code permit eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity or Individual Retirement Account, each hereinafter referred to as an "IRA". IRAs are subject to limitations on the amount that may be contributed and deducted and the time when distributions may commence. Also, distributions from certain other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. The sale of a Contract for use with an IRA may be subject to special disclosure requirements of the Internal Revenue Service. Purchasers of a Contract for use with IRAs will be provided with supplemental information required by the Internal Revenue Service or other appropriate agency. Such purchasers will have the right to revoke their purchase within 7 days of the earlier of the establishment of the IRA or their purchase.

     Deferred Compensation Plans. Code Section 457 provides for certain deferred compensation plans. These plans may be offered with respect to service for state governments, local governments, political subdivisions, agencies, instrumentalities and certain affiliates of such entities, and tax exempt organizations. These plans are subject to various restrictions on contributions and distributions. The plans may permit participants to specify the form of investment for their deferred compensation account.
In general, all investments are owned by the sponsoring employer and are subject to the claims of the general creditors of the employer. Depending on the terms of the particular plan, the employer may be entitled to draw on deferred amounts for purposes unrelated to its Section 457 plan obligations. In general, all amounts received under a Section 457 plan are taxable and are subject to federal income tax withholding as wages.

     Restrictions under Qualified Contracts. Other restrictions with respect to the election, commencement, or distribution of benefits may apply under Qualified Contracts or under the terms of the plans in respect of which Qualified Contracts are issued.

Taxation of Distributions

     Section 72 of the Code governs taxation of distributions from Section 401, 403(b) and 408 retirement plans in general. For this purpose, the assignment, pledge, or agreement to assign or pledge any portion of the Account Value or any portion of an interest in the retirement plan generally will be treated as a distribution. The taxable portion of a distribution (in the form of a single sum payment or an annuity) is taxable as ordinary income.

     In the case of a withdrawal, a ratable portion of the amount received is taxable, generally based on the ratio of the "investment in the contract" to the individual's total accrued benefit under the retirement plan. The "investment in the contract" generally equals the amount of any non-deductible purchase payments paid by or on behalf of any individual. For a Contract issued in connection with retirement plans, the "investment in the contract" will most likely be zero. Special tax rules may be available for certain withdrawals.

     Although the tax consequences may vary depending on the annuity payment elected under the Contract, in general, only the portion of the annuity payment that represents the amount by which the Account Value exceeds the "investment in the contract" will be taxed; after the "investment in the contract" is recovered, the full amount of any additional Annuity payments is taxable. For variable annuity payment, the taxable portion is generally determined by an equation that establishes a specific dollar amount of each payment that is not taxed. The dollar amount is determined by dividing the "investment in the contract" by the total number of expected periodic payments. However, the entire distribution will be taxable once the recipient has recovered the dollar amount of his or her "investment in the contract". For Fixed Annuity payments, in general there is no tax on the portion of each payment which represents the same ratio that the "investment in the contract" bears to the total expected value of the Annuity payments for the term of the payments; however, the remainder of each Annuity payment is taxable. Once the "investment in the contract" has been fully recovered, the full amount of any additional Annuity payments is taxable. If Annuity payments cease as a result of an Annuitant's death before full recovery of the "investment in the contract", consult a competent tax advisor regarding deductibility of the unrecovered amount.

     Amounts may be distributed from the Contract because of the death of a retirement plan participant. Generally, such amounts are includible in the income of the recipient as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a full surrender as described above, or (2) if distributed under an Annuity Option, they are taxed in the same manner as Annuity payments, as described above.

Withholding

     Retirement distributions generally are subject to withholding for the recipient's federal income tax liability at rates that vary according to the type of distribution and the recipient's tax status. Under certain circumstances, recipients generally are provided the opportunity to elect not to have tax withheld from distributions. Certain distributions from
Section 401(a) plans and Section 403(b) annuities are subject to mandatory federal income tax withholding.

Possible Changes in Taxation

     In past years, legislation has been proposed that would have adversely modified the federal taxation of certain annuities. For example, one such proposal would have changed the tax treatment of non-qualified annuities that did not have "substantial life contingencies" by taxing income as it is credited to the annuity. Although as of the date of this Prospectus Congress is not actively considering any legislation regarding the taxation of annuities, there is always the possibility that the tax treatment of annuities could change by legislation or other means (such as IRS regulations, revenue rulings, judicial decisions, etc.). Moreover, it is also possible that any change could be retroactive (that is, effective prior to the date of the change).

Other Tax Consequences

     As noted above, the foregoing discussion of the federal income tax consequences is not exhaustive and special rules are provided with respect to other tax situations not discussed in this Prospectus. Further, the federal income tax consequences discussed herein reflect MBL Life's understanding of the current law and the law may change. Federal estate and gift tax consequences of ownership or receipt of distributions under the Contract depend on the individual circumstances of each Owner or recipient of a distribution. A competent tax advisor should be consulted for further information.

                         OTHER CONTRACT PROVISIONS

Beneficiary

     The Participant may select a beneficiary to receive any benefit at death, and may change the beneficiary by proper written notice to MBL Life.

Non-Assignability

     To the extent permitted by law, the right to benefits or payments under the Contract is neither assignable nor subject to the claim of any creditor, except as may be allowed under 457 Plans.

Portability

     A Participant under a 403(b) Plan who becomes employed by a new employer which is eligible under Section 403(b) of the Code, may enter into an annuity purchase agreement with the new employer, at no additional charge, so that purchase payments will be continued under the Contract by the new employer on behalf of the Participant, if the Contract so provides and if MBL Life consents.

Failure of Plan to Qualify

     If a previously issued Qualified Plan fails to qualify under the Code, MBL Life has the right, without prior notice to or consent of the Contract Holder, to transfer any amounts held in Variable Accumulation Accounts to the Companion Contract, and to convert any amounts of variable annuity to a fixed annuity under the Companion Contract on the basis of equivalence as of the date of transfer and conversion. Thereafter, the Contract shall be considered terminated. Proof of qualification may be required by MBL Life.

Discontinuance

     Purchase payments under a Contract will no longer be accepted by MBL Life when any of the following events occurs:

(1)  The Contract Holder so notifies MBL Life in writing;

(2) MBL Life so notifies the Contract Holder in writing after an investment adviser other than Markston (or an affiliate) is selected for the Fund. Such a notice would be sent to all other Contract Holders participating in the Account;

(3) After receipt of an amendment or modification of the Plan, MBL Life gives the Contract Holder written notice that the effect of the amendment, in MBL Life's judgment based on underwriting principles then in effect, might be detrimental to MBL Life, and the Contract Holder and MBL Life are unable to reach a mutual agreement within 30 days after the written notice. If discontinuance occurs for this reason, the amendment will not be given effect under the Contract;

     Effective with any such discontinuance, no further purchase payment will be accepted by MBL Life under the Contract. However, MBL Life will continue to maintain Participants' existing accumulation accounts unless otherwise requested, as explained below under "Transfer to New Funding Agency". Discontinuance of purchase payments will have no effect on the rights of Annuitants.

Transfer to New Funding Agency

     If MBL Life ceases to accept purchase payments, a Contract Holder may designate a new funding agency to receive amounts to be transferred in accordance with the following paragraphs.

     With respect to a 403(b) Plan, or IRA Plan, each Participant has the right to direct MBL Life, by proper written request to cancel his or her accumulation account and transfer such dollar value to the new funding agency, after deducting the administration charge. All such transfers will be made in the aggregate and valued as of a single transfer date, which will be 90 days after receipt by MBL Life of the Contract Holder's notice.

     With respect to a 401 or 457 Plan, the Contract Holder has the right, with respect to all Participants, to direct MBL Life, by proper written notice of the selection of a new funding agency, to cancel each Participant's accumulation account and transfer such aggregate dollar value to the new funding agency. The value of such accounts will be determined as of the day MBL Life receives the Contract Holder's notice at its Home Office, or any later transfer date specified in the notice.

     For any Plan, the aggregate transfer payment will be paid within seven days after the transfer date.

Changes in Contract

     MBL Life has the right, subject to compliance with the law as currently applicable or subsequently changed, to give written notice to the Contract Holder, at least 6 months in advance, of a change to be effective on or after the fifth Contract anniversary in (1) the tables of annuity rates, and (2) any of the charges specified in the Contract. Participants will be informed of any such change.

     Any such change which has an adverse effect on any Participant will not apply to any amounts credited to accumulation accounts, or to any annuities bought before the effective date of such change, except that a change in the risk and death benefit charges may apply uniformly to all Variable Accumulation Units, including those credited before the effective date of the change (but not retroactively). Because the tables of annuity rates remain in effect with respect to purchase payments made before a change is effective, until such purchase payments are applied on the Participant's Annuity Commencement Date, this rate guarantee may extend many years into the future.

     The Contract may also be changed in any other respect at any time by an agreement between the Contract Holder and MBL Life, but no such change will be made without the consent of the persons entitled to receive benefits under the Contract, unless (1) the change will have no adverse effect on their rights with respect to the Variable Accumulation Account balance already credited or annuities already bought, or (2) the change is required to comply with a law or governmental regulation or (3) the Plan is a 457 Plan. Such persons will be informed of any such change which materially affects their rights.

Other Changes

     MBL Life reserves the right, subject to compliance with the law as currently applicable or subsequently changed, (1) to substitute the shares of any other registered investment company for the shares of the Fund held by the Account, subject to prior approval by the SEC, (2) to discontinue submitting certain matters for approval by persons having voting rights under the Contracts, (3) to fund additional classes of contracts through the Account, (4) to transfer assets, determined by MBL Life to be assigned to the class of contracts to which the Contracts belong from the Account to another separate account by withdrawing the same percentage of each investment in the Account, with appropriate adjustments to avoid odd lots and fractions, and (5) to operate the Account as another form of registered investment company or unregistered entity. Contract Holders will be given prompt notice after any action which results in a change in the composition of the Account's assets.

                             TABLE OF CONTENTS
                    STATEMENT OF ADDITIONAL INFORMATION

                                                         Page

     Services  . . .. . . . . . . . . . . . . . . . . .    2
     Purchase and Pricing of Account Units. . . . . . .    2
     Annuity Payments . . . . . . . . . . . . . . . . .    3
     Calculation of Performance Data. . . . . . . . . .    5
     Additional Information . . . . . . . . . . . . . .    6
     Financial Statements . . . . . . . . . . . . . . .    6

MBL VARIABLE CONTRACT ACCOUNT-2



OFFERED BY

MBL LIFE
ASSURANCE CORPORATION
520 Broad Street
Newark, New Jersey 07102-3111
1-800-435-3191




DISTRIBUTOR

FIRST PRIORITY INVESTMENT CORPORATION
520 Broad Street
Newark, New Jersey 07102-3111
1-800-559-5535




INVESTMENT ADVISER

Markston Investment Management
1 North Lexington Avenue
White Plains, New York 10601-1702
(914) 761-4700





THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO PERSON IS AUTHORIZED TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS.

NO POSTAGE
NECESSARY
IF MAILED
IN THE
UNITED STATES


Business Reply Mail
First Class Permit No.
Newark, NJ


Postage will be paid by
MBL Life Assurance Corporation

Group Pension Operations
MBL Life Assurance Corporation
520 Broad Street
Newark, New Jersey 07102-3111
Attn: MBL Variable Contract Account-2



-------------------------------------------------------

Please send the current Statement of Additional Information for MBL Variable Contract Account-2 to:

_________________________________________________
Name

_________________________________________________
Street

_________________________________________________
City                       State          Zip

                      MBL VARIABLE CONTRACT ACCOUNT-2

     (Previously known as Mutual Benefit Variable Contract Account-2)
       ____________________________________________________________

                           CROSS REFERENCE SHEET

     Cross reference sheet showing location in the Statement of Additional Information of information required by the Items in Part B of Form N-4.

                              Heading in Statement of
          Item Number         Additional Information

          15                  Cover Page

          16                  Table of Contents

          17                  General Information and
                              History

          18                  Services

          19                  Purchase and Pricing of
                              Account Units; Variable
                              Accumulation Unit Values

          20                  *

          21                  Performance-Related
                              Information

          22                  Annuity Payments; Variable
                              Annuity Unit Values

          23                  Financial Statements


____________________________________________________________
     * Indicates inapplicable or negative.

                      MBL VARIABLE CONTRACT ACCOUNT-2
                      MBL Life Assurance Corporation

                    STATEMENT OF ADDITIONAL INFORMATION

                                  , 1996

     This Statement of Additional Information is not a prospectus but has been incorporated by reference into, and should be read in conjunction
with, the Prospectus of MBL Variable Contract Account-2 dated            ,
1996. Terms not defined in this Statement of Additional Information shall have the same meaning given to them in the incorporated Prospectus. A copy of the Prospectus may be obtained from Group Pension Operations, MBL Life Assurance Corporation, 520 Broad Street, Newark, New Jersey 07102-3111, Attn: MBL VARIABLE CONTRACT ACCOUNT-2, telephone number (201) 481-8564.

                             TABLE OF CONTENTS

                                        Cross Reference to
                              Page      Section in Prospectus

General Information and                 The Variable Contract
  History . . . . . . . . . . . 2       Account - Organization

Services  . . . . . . . . . . . 2       The Variable Contract
                                        Account - Administration
                                        and Distribution

Purchase and Pricing of Account
Units . . . . . . . . . . . . . 2       Accumulation Account

Annuity Payments  . . . . . . . 3       Annuity

Calculation of Performance
Data  . . . . . . . . . . . . . 5       Performance-Related
                                        Information

Additional Information  . . . . 6       --

Financial Statements  . . . . . 6       --


                      GENERAL INFORMATION AND HISTORY

     The business history of MBL Variable Contract Account-2 (the
"Account") (previously known as Mutual Benefit Variable Contract Account-
2), is described in its prospectus.

     The Depositor, MBL Life Assurance Corporation ("MBL Life"), is a stock life insurance company and the surviving entity in the Rehabilitation of Mutual Benefit Life Insurance Company ("Mutual Benefit Life").

     On July 16, 1991, the Superior Court of New Jersey ("Court") entered an Order ("Order") appointing the Insurance Commissioner of the State of New Jersey as Rehabilitator of Mutual Benefit Life, thereby granting the Rehabilitator immediate exclusive possession and control of, and title to, the business and assets of Mutual Benefit Life, including those of the Account. As a separate account, the assets and liabilities of the Account were maintained separate and apart from Mutual Benefit Life's other assets and liabilities.

     In view of the terms and conditions of the Order, on July 16, 1991, Mutual Benefit Life, on behalf of the Account, immediately ceased acceptance of applications for new Contracts and additional purchase payments under existing Contracts. This cessation of additional purchase payments under existing Contracts continued from July 16, 1991, until the effective date of the Account's registration statement with the Securities and Exchange Commission ("SEC"). MBL Life will not issue new Contracts. Transfers from VCA-2 to the Companion Contract were temporarily prohibited and restrictions were imposed on withdrawals from the Companion Contract during the Rehabilitation Period. Payments upon the death of the Participant continued to be made to the beneficiaries.

     In accordance with the Rehabilitation Plan of Mutual Benefit Life, as approved by the Court on January 28, 1994, certain assets and liabilities of Mutual Benefit Life were transferred to MBL Life as of May 1, 1994. In addition, the assets and liabilities of the Account were transferred to a new separate account of MBL Life.

                                 SERVICES

     All administrative services of the Account are provided by MBL Life as described in the Prospectus under the caption "The Variable Contract Account - Administration and Distribution", except for sales services, which are provided by First Priority Investment Corporation ("First Priority").

                   PURCHASE AND PRICING OF ACCOUNT UNITS

     Net Purchase Payments are allocated to a Participant's Variable Accumulation Account under the Contract and are applied to purchase Variable Accumulation Units. The method of calculating the Variable Accumulation Unit and the Net Investment Factor is described in the Account's Prospectus under the caption "Variable Accumulation Account", and is illustrated by the following hypothetical example.

     Assume that July 1st and July 2nd of some year are both Valuation Dates and that the value of a share of MBL Growth Fund, Inc. (the "Fund") is $10.291111 on July 1st and $10.301112 on July 2nd, as of the time of the close of trading on the New York Stock Exchange. Assume also that there are no dividends or other distributions made by the Fund on July 2nd and that there is no deduction for taxes. To determine the Variable Accumulation Unit value for July 2nd, first find the ratio of $10.301112 to $10.291111, which is 1.0009718. Then subtract from this ratio of
1.0009718 the factor .0000101 (the daily equivalent of the annual deduction of 0.37%). The difference of 1.0009617 is the Net Investment Factor for July 2nd. When multiplied by the Variable Accumulation Unit value for July 1st, it yields the unit value for July 2nd. For example, if the value for July 1st were $10.101111, the value for July 2nd would be $10.110825, which would be rounded to $10.111 for all purposes except in calculating the unit value for July 3rd.

                             ANNUITY PAYMENTS

     On a Participant's Retirement Date, the value of the Variable Accumulation Account, less any applicable premium tax, may be applied to purchase a variable annuity. The amount of the variable annuity payment depends upon the number and value of the Annuitant's Variable Annuity Units. The computation of the Variable Annuity Unit value is described in the Account's Prospectus under the caption "Variable Annuity Unit Value".

     The first annuity payment is payable on the Annuitant's Annuity Commencement Date under the Contract. The second and subsequent annuity payments are payable monthly thereafter.

     The amount of the first variable annuity payment depends on the amount of funds used to buy the annuity and the applicable annuity purchase rate. Such funds are equal to the Annuitant's number of Variable Accumulation Units multiplied by the value of such a Unit on the fourteenth day before his or her Annuity Commencement Date, less any applicable premium tax. The purchase rate is set out in a rate table in the Contract and depends on the form of annuity selected, the age of the Annuitant and any Contingent Annuitant, an assumed investment result and a mortality assumption based on the 1951 Group Annuity Mortality Table for Males.

     The amount of the second and subsequent variable annuity payments depends on the number and value of the Annuitant's Variable Annuity Units. The number of Variable Annuity Units credited to an Annuitant is determined by dividing the dollar amount of the Annuitant's first variable annuity payment by the value of a Variable Annuity Unit for the month of that payment. This number of Variable Annuity Units remains constant. However, since the Account invests in shares of the Fund, the dollar value of a Variable Annuity Unit and hence the dollar amount of the variable annuity payments varies up or down from month to month, depending on the value of the securities held by the Fund. The dollar amount of annuity payments will not be affected by mortality experience or by an increase in expenses in excess of the charges provided for in the Contracts.

     The computation of the first variable annuity payment, the number of Variable Annuity Units, the Variable Annuity Unit value, and the second variable annuity payment may be illustrated by the following example.

     Assume that a male participant, residing in a state where there is no premium tax, elects to buy a variable annuity on his 65th birthday and selects a life annuity with 120 monthly payments certain. Assume also that, 14 days before his Annuity Commencement Date, the Participant's Variable Accumulation Account consists of 2,500.000 Variable Accumulation Units, and the Variable Accumulation Unit Value for the fourteenth day before his Annuity Commencement Date was $11.600.

     The Participant's account has a value of 2,500.000 multiplied by $11.600 or $29,000.00, for the purpose of buying his variable annuity. The rate of first monthly payment of variable annuity in this example is $6.50 per $1,000 applied, so that the first payment is equal to 29.00000 multiplied by $6.50 or $188.50.

     If the Variable Annuity Unit Value for the month when the annuity is bought is $1.125, the number of Variable Annuity Units to be credited to the Annuitant equals $188.50 divided by $1.125, or 167.56 units. The dollar amount of each subsequent payment will be equal to 167.56 multiplied by the Variable Annuity Unit Value for the month in which the payment is due.

     To determine the dollar amount of the second variable annuity payment, assume that the ratio of the Variable Annuity Unit value for the fourteenth day before the first day of the second month, to the Variable Annuity Unit value for the fourteenth day before the first day of the first month, is 1.003780. Then the Variable Annuity Unit value for the second month is equal to the first month's value of $1.125 multiplied by
 .997137 times 1.003780, which is $1.125 multiplied by 1.000906, or $1.126.
Therefore, the second payment equals the number of Variable Annuity Units (167.56) multiplied by the Variable Annuity Unit value ($1.126) or 188.67.


                      Calculation of Performance Data
                        AVERAGE ANNUAL TOTAL RETURN
                     (Period Ended December 31, 1995)
                         1 Year         5 Year         10 Year
     VCA-2               34.22%         16.90%         14.31%
     S & P 500           37.53%         16.55%         14.86%

     Average annual total return for the one-year, five-year and ten-year periods shown above are calculated individually for each period. A hypothetical initial payment of $1,000 is made to the Account on the first day of each period. No further payments are made. As of the date of this Statement of Additional Information, the only Contract charge applied is the charge for MBL Life's assumption of (1) expense risks (0.25% annually), and (2) mortality risks and the provision of the minimum death benefit (0.12% annually). Prior to January 1, 1989, a one-time Participant enrollment fee (up to $15.00) and an annual administration charge (up to $10.00 and up to $0.50 per purchase payment and transfer, or 2.00% of accumulation accounts, if greater) were deducted. These charges, although no longer in effect, are included in the average annual total return figures illustrated, for the years that such charges were applicable. All distributions, if any, from the Fund are assumed to be reinvested. Each Participant is assumed to redeem the total value of his or her Variable Accumulation Account at the end of each period shown above for cash, rather than electing to apply the value to purchase an annuity.


     The ending redeemable value is the Variable Accumulation Account value at the end of each period, and is calculated by multiplying the total number of units at the end of each period by the net asset value on the last day of the period. Although eliminated as of January 1, 1989 and no longer charged, the ending redeemable value takes into account the annual deduction from the Participant's Variable Accumulation Account of the $10.00 administration charge, for the years that such charges were applicable.

     The average annual total return quotations for the 1, 5, 10 year periods ended on December 29, 1995 are computed by finding the average annual compounded rates of return over the 1, 5, and 10 year periods that would equate the initial amount invested to the ending redeemable value.

     The calculation does not take into account any sales charge which would have been deducted from the purchase payment, if made prior to January 1, 1989. The inclusion of the sales charge in the calculation would have reduced the average annual total return illustrated for each period. The sales charge, enrollment fee, and administration charge provisions were deleted from all VCA-2 contracts, effective January 1, 1989. The fee and charges are no longer levied.

     The performance figures shown above are compared to performance data for the Standard and Poor's 500 Stock Index ("S & P 500"), which is described in the Account's prospectus under the caption "Performance Related Information".


                          ADDITIONAL INFORMATION

     This Statement of Additional Information, and the Prospectus to which it relates, omit some information contained in the registration statement filed with the Securities and Exchange Commission, Washington, D.C.
Copies of such information may be obtained from the Commission upon payment of the prescribed fees.


                           FINANCIAL STATEMENTS

     The Account incorporates by reference into this Statement of Additional Information its audited Financial Statements and the Report of Independent Accountants thereon contained in the 1995 Annual Report to Contract Holders and Participants.

     The following financial statements relate to the financial position and operations of MBL Life. As explained in the Account's Prospectus, the value of a Contract Holder's interest under the Contracts described herein is affected solely by the investment results of the Account. The MBL Life financial statements should be considered by Contract Holders only as bearing upon the ability of MBL Life to meet its obligations under the Contract.

     Copies of the Account's Financial Statements are mailed to each Contract Holder semiannually. The Account's annual financial statements are audited by a firm of independent accountants. The firm of Coopers & Lybrand L.L.P. has been selected for the current fiscal year. The Account will furnish, without charge, an additional copy of these Reports upon request made to: Group Pension Operations, MBL Life Assurance Corporation, 520 Broad Street, Newark, New Jersey 07102-3111, Attn: MBL VARIABLE CONTRACT ACCOUNT-2, telephone number 1-800-435-3191.

     [The Account's and MBL Life's financial statements to be filed by pre-effective Amendment.]


                      MBL VARIABLE CONTRACT ACCOUNT-2

                                OFFERED BY

                                 MBL LIFE
                           ASSURANCE CORPORATION

                             520 Broad Street
                      Newark, New Jersey  07102-3111
                              (201) 481-8000


                         INDEPENDENT ACCOUNTANTS

                         Coopers & Lybrand L.L.P.
                          Parsippany, New Jersey

                      MBL VARIABLE CONTRACT ACCOUNT-2
                             formerly known as
                MUTUAL BENEFIT VARIABLE CONTRACT ACCOUNT-2
_________________________________________________________________
                                  PART C
                             OTHER INFORMATION

Item 24.  Financial Statements and Exhibits.

(a)  Financial Statements
     The following Financial Statements are filed pursuant to Item 23 of Part B of this registration statement:

+    MBL Variable Contract Account-2:
     Report of Independent Accountants.
     Statement of Assets and Liabilities, December 31, 1995.
     Statement of Operations (year ended December 31, 1995).
     Statement of Changes in Net Assets (two years ended December 31,
     1995).

+    MBL Life Assurance Corporation:
     Report of Independent Accountants.
     Balance Sheet as of December 31, 1995.
     Statement of Operations (year ended December 31, 1995).
     Statement of Changes in Capital and Surplus
     (year ended December 31, 1995).
     Statement of Cash Flows (year ended December 31, 1995).


(b)  Exhibits*
(1)(A) Resolution of the Board of Directors of The Mutual Benefit Life Insurance Company establishing Mutual Benefit Variable Contract Account-2, incorporated by reference to earlier filing on March 20, 1970, SEC File No. 811-2047, Exhibit #A(1) of Form N-8B-2 Registration Statement of Registrant.
   (B) Resolution of the Board of Directors of MBL Life Assurance Corporation establishing MBL Variable Contract Account-2, incorporated by reference to earlier filing on April 29, 1994, SEC File Nos. 2-36664 and 811-2047, Exhibit #(1)(B) to Post-Effective Amendment No. 41 of Form N-4 Registration Statement.
(2)    Not Applicable.
(3)(A) Variable Annuity Supervision Agreement dated January 5, incorporated by reference to earlier filing on January 6, 1971, SEC File No. 811-2047, Exhibit #(3)(a) to Post-Effective Amendment No. 1 of Form N-8B-2 Registration Statement.
   (B) Form of Variable Contract Agreement For Enrollees, incorporated by reference to earlier filing on January 6, 1971, SEC File No. 811-2047, Exhibit #(3)(b) to Post-Effective Amendment No. 1 of Form N-8B-2 Registration Statement.
(4)(A) Form of Group Tax Deferred Annuity Contract.
   (B) Form of Group Tax Deferred Annuity Contract.
       Both (A) and (B) incorporated by reference to earlier filing on March 2, 1987, SEC File No. 2-3664, Exhibit #(4)(a) and (4)(b) to Post-Effective Amendment No. 33 of Form N-4 Registration Statement.
   (C) Form of Group Tax Deferred Annuity Contract.
   (D) Form of Group Variable Annuity Contract.
       Both (C) and (D) incorporated by reference to earlier filing on March 3, 1988, SEC File No. 2-36664, Exhibit #(4)(c) and (4)(d) to Post-Effective Amendment No. 35 of Form N-4 Registration Statement.
   (E) Form of Endorsement to Contracts in (4)(A), (4)(B), (4)(C) and
       (4)(D).
   (F) Form of Amendment to Group Variable Annuity Contracts in (4)(A),
       (4)(B), (4)(C) and (4)(D) above, adding the restrictions on redemption imposed by Section 403(b)(11) of the Internal Revenue Code of 1986, as amended. Both (E) and (F) incorporated by reference to earlier filing on April 28, 1989, SEC File No. 2-36664, Exhibit #(4)(e) and (4)(f) to Post-Effective Amendment No. 37 of Form N-4 Registration Statement.
   (G) Form of Group Tax Deferred Variable Annuity Contract, Deposit Administration, Individual Allocation.
   (H) Form of Group Annuity Deposit Administration Individual Allocation Companion to VCA-2. Both (G) and (H) incorporated by reference to earlier filing on April 28, 1989, SEC File No. 2-36664, Exhibit #(4)(g) and (4)(h) to Post-Effective Amendment No. 37 of Form N-4 Registration Statement.
   (I) Form of Assumption Certificate (CRT-AC1 and CRT-AA2C), incorporated by reference to filing of Mutual Benefit Variable Contract Account-7 on April 29, 1994, SEC File Nos. 2-86722 and 811-3853, Exhibit
       (6)(H) and (6)(I), respectively, to Post-Effective Amendment No. 12 of Form N-3 Registration Statement.
   (J) Form of Certificate of Participation (CRT-TDAO), incorporated by reference to filing of Mutual Benefit Variable Contract Account-7 on April 29, 1994, SEC File Nos. 2-86722 and 811-3853, Exhibit
       (6)(J) to Post-Effective Amendment No. 12 of Form N-3 Registration Statement.
   (K) Form of Contract GVA-VCA2, incorporated by reference to earlier filing on April 29, 1994, SEC File Nos. 2-36664 and 811-3853, Exhibit #(4)(K) to Post-Effective Amendment No. 41 of Form N-4 Registration Statement.
(5)(A) Form of Application used with Contracts under IRC Section 403(b), incorporated by reference to earlier filing on May 1, 1991, SEC File No. 2-36664, Exhibit #(5)(A) to Post-Effective Amendment No. 40 of Form N-4 Registration Statement.
   (B) Form of Application used with Contracts under IRC Section 408, incorporated by reference to earlier filing on March 2, 1987, SEC File No. 2-36664, Exhibit #(5)(b) to Post-Effective Amendment No. 33 of Form N-4 Registration Statement.
   (C) Form of Acknowledgement of Statutory TDA Withdrawal Restrictions, incorporated by reference to earlier filing on April 28, 1989, SEC File No. 2-36664, Exhibit #(5)(c) to Post-Effective Amendment No. 37 of Form N-4 Registration Statement.
(6)(A) Charter, as amended, of The Mutual Benefit Life  Insurance Company.
   (B) By-Laws, as amended, of The Mutual Benefit Life Insurance Company. Both (6)(A) and (6)(B) incorporated by reference to earlier filing on May 1, 1991, SEC File No. 2-36664, Exhibit # (6)(A) and (6)(B),
       respectively, to Post-Effective Amendment No. 40 of Form N-4 Registration Statement.
   (C) Second Amended and Restated Articles of Redomestication and Incorporation of MBL Life Assurance Corporation, incorporated by reference to filing of Mutual Benefit Variable Contract Account-7 on April 29, 1994, SEC File Nos. 2-86722 and 811-3853, Exhibit
       (8)(C) to Post-Effective Amendment No. 12 of Form N-3 Registration Statement.
   (D) Draft By-Laws of MBL Life Assurance Corporation, incorporated by reference to filing of Mutual Benefit Variable Contract Account-7 on April 29, 1994, SEC File Nos. 2-86722 and 811-3853, Exhibit
       (8)(D) to Post-Effective Amendment No. 12 of Form N-3 Registration Statement.
 (7)   Not applicable.
 (8)   Not applicable.
+(9) Opinion of Frank D. Casciano, General Counsel, MBL Life Assurance Corporation.
+(10) Consent of Coopers & Lybrand L.L.P., Independent Accountants. Report of Arthur Andersen LLP, Independent Public Accountants; Consent of Arthur Andersen LLP, Independent Public Accountants;
(11)   Not applicable.
(12)   Not applicable.
(13)   Schedules for computation of each performance quotation.
       (i)    One-Year Performance.
       (ii)   Five-Year Performance.
       (iii)  Ten-Year Performance.
(14)   Not applicable.
(15) Mutual Benefit Fund et al. No-Action Letter, dated October 27, 1993, incorporated by reference to filing of Mutual Benefit Variable Contract Account-7 on April 29, 1994, SEC File Nos. 2-86722 and 811-3853, Exhibit (19) to Post-Effective Amendment No. 12 of Form N-3 Registration Statement.
(16) Mutual Benefit Life Insurance Company Information Statement Plan of Rehabilitation and Related Documents, including the Confirmation Order, dated January 28, 1994, incorporated by reference to filing of Mutual Benefit Variable Contract Account-7 on April 29, 1994, SEC File Nos. 2-86722 and 811-3853, Exhibit (20) to Post-Effective Amendment No. 12 of Form N-3 Registration Statement.
(17)   Powers of Attorney.
+(27)  Financial Data Schedule.
________________________________________

*    Page numbers inserted in manually signed copy only.

+ To be filed with the Pre-Effective Amendment to the Registrant's Registration Statement on or about April 1, 1996.


Item 25.  Directors and Officers of MBL Life Assurance Corporation.

          As of May 1, 1994, the assets and liabilities of the Account was transferred to a new separate account of MBL Life Assurance Corporation ("MBL Life"), pursuant to the Rehabilitation Plan of Mutual Benefit Life, as approved by the Court on January 28, 1994. MBL Life is managed by a Board of Directors. The Directors of MBL Life, their principal business addresses and their positions and offices with MBL Life, are as follows:

           Name and Principal           Position and Offices
            Business Address               with Depositor

          Alan J. Bowers                Director, President
          MBL Life Assurance            and Chief Executive
           Corporation                  Officer
          520 Broad Street
          Newark, NJ 07102

          Elizabeth E. Randall          Director, Chairman
          20 W. State Street            of the Board
          CN-325
          Trenton, NJ 08625

          Sheldon Brooks                Director
          The Prudential Asset
          Management Company, Inc.
          71 Hanover Road
          Florham Park, NJ 07932

          Donald Bryan                  Director
          20 W. State Street
          CN-325
          Trenton, NJ 08625

          Harry D. Garber               Director
          76 Mulberry Avenue
          Garden City, NY 11530

          John C. Kerr, Jr.             Director
          20 W. State Street
          CN-325
          Trenton, NJ 08625

          Richard W. Klipstein          Director
          National Organization
          of Life and Health Insurance
          Guaranty Association
          13873 Park Center Road
          Herndon, VA  22071

          Karen E. Mitchell             Director
          20 W. State Street
          CN-325
          Trenton, NJ 08625

          Robert F. Pellecchia          Director
          20 W. State Street
          CN-325
          Trenton, NJ 08625

          Felix Schirripa               Director
          The Metropolitan Life
          Insurance Company
          One Madison Avenue
          New York, NY 10010-3690


                   _____________________________________


          Officers (Other than Directors) of MBL Life whose activities relate to the Account are listed below.

          Frank D. Casciano             Executive Vice President,
                                        General Counsel and
                                        Secretary

          Robert T. Budwick             Executive Vice President -
                                        Chief Investment Officer

          Kenneth A. Watson             Executive Vice President
                                        and Chief Financial
                                        Officer

          Kathleen M. Koerber           Executive Vice President -
                                        Chief Operating Officer

          Kenneth K. Schaefer           Second Vice President
                                        and Treasurer

          Walter A. Appel               Vice President,
                                        Securities Investment

          David A. James                Senior Vice President,
                                        Securities Investment

          Albert W. Leier               Vice President
                                        and Controller

          William G. Clark              Senior Vice President,
                                        Pension and Investment
                                        Products


          All of these Officers maintain a principal business address at 520 Broad Street, Newark, New Jersey 07102.

          Prior to May 1, 1994, each officer named above maintained a similar position and/or title with Mutual Benefit Life.

Item 26. Persons Controlled by or Under Common Control with the Depositor or Registrant.

          MBL Variable Contract Account-2 was formerly a separate account of Mutual Benefit Life. As described above and in accordance with the Rehabilitation Plan of Mutual Benefit Life, the assets and liabilities of Mutual Benefit Variable Contract Account-2 were transferred to a separate account of MBL Life.

          The Account is a separate account of MBL Life, a stock life insurance company organized under the laws of New Jersey. The voting stock of MBL Life was transferred to a Stock Trust established by the Plan appointing the New Jersey Commissioner of Insurance as Trustee through the end of the Rehabilitation Period, scheduled to terminate December 31, 1999.

          No person, other than the Trustee, has the direct or indirect power to control MBL Life except insofar as he or she may have such power by virtue of his or her capacity as a director.

          As of May 1, 1995, those persons under common control with the Depositor (MBL Life) are illustrated by the chart on page C-7. The following information relates to that chart.

          All corporations are organized under the laws of New Jersey except where a different state is indicated.

          The principal business of certain of the Depositor's affiliates are as follows:

          MBLLAC Holding Corporation is a holding company; First Priority Investment Corporation is a registered investment adviser and broker/dealer; Metro IRB, Inc., Fisher Island Corporation, Pelican Apartment Properties, Inc. and Metro JV, Inc. act as general partners in joint ventures; Mutual Benefit Marketing Group, Inc. markets insurance products; EHC Companies, Inc. is a holding company for Ernst Home Centers, Infotech Corp., Extraspace Inc., and EDC, Inc., a home and garden chain, a data service provider, specialty retail stores, and a warehousing operation, respectively; and NWD Investment Company is a holding company for WD Holdings, Inc., a distribution company; Fisher Island Mortgage Corporation acts as mortgage originator and holder for residential loans. Markston Investment Management, a registered investment adviser, is a partnership owned 51 percent by MBL Sales Corporation; Hawaiian Macadamia Company, Inc., a processing company; Tong Yang Benefit Life Insurance Company, a foreign insurance company; Outlet Communications Inc., a holding company for Outlet Broadcasting Inc., a broadcasting company; International Corporate Marketing Group, an insurance broker.



     The following page contains an organizational diagram of the direct and indirect subsidiaries of MBL Life and the mutual funds sponsored by MBL Life. The diagram indicates the state of incorporation for each entity and the percentage of voting securities controlled by MBL Life.


          MAP-Equity Fund, MBL Growth Fund, Inc. and MAP-Government Fund, Inc. are investment companies as defined by the Investment Company Act of 1940. Registrant does not own any controlling interest in any of the Funds. First Priority Investment Corporation ("First Priority"), a wholly-owned indirect subsidiary of Depositor, serves as distributor for the shares of both MAP-Equity Fund and MBL Growth Fund, Inc. Markston Investment Management, a partnership between Markston International, Inc. and MBL Sales Corporation, serves as investment adviser to MAP-Equity Fund and MBL Growth Fund, Inc. Shares of MBL Growth Fund, Inc. may be purchased only by insurance company separate accounts which are registered under the Investment Company Act of 1940. First Priority also serves as distributor and investment adviser for MAP-Government Fund, Inc. The Funds file separate financial statements. Ernst Home Centers, Inc. and First Priority file independent financial statements with the Securities and Exchange Commission.


Item 27.  Number of Contract Owners.

          As of January 2, 1996   -   65

Item 28.  Indemnification.

          To the extent permitted by law of the State of New Jersey and subject to all applicable requirements thereof, MBL Life has undertaken to indemnify each of its directors and officers who is made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testate or intestate, is or was a director or officer of MBL Life.

          Insofar as indemnification for liability arising under the Act may be permitted to Directors and Officers pursuant to the foregoing provisions, or otherwise, MBL Life has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MBL Life of expenses incurred or paid by a Director or Officer in the successful defense of any action, suit or proceeding) is asserted by such Director or Officer in connection with the securities being registered, MBL Life will, unless if in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. Notwithstanding any agreement or document to the contrary, MBL Life undertakes not to indemnify any Director or Officer for any liability, the indemnification of which has been determined to be prohibited under the Federal securities laws.


Item 29.  Principal Underwriter.

     (a) First Priority, is the Account's principal underwriter. First Priority will also serve as principal underwriter for the following registered investment companies:

          MAP-Equity Fund, MBL Growth Fund, Inc., and MAP-Government Fund, Inc., as well as MBL Variable Contract Account-7, a separate account of MBL Life.

          First Priority will serve as the investment adviser to MAP-Government Fund, Inc. and MBL Variable Contract Account-7.

     (b)  Information regarding First Priority's officers and directors:

          Name and Principal            Positions and Offices
           Business Address*             with First Priority

          William G. Clark              Director, President

          Frank D. Casciano             Director, Vice President
                                        and General Counsel

          Robert T. Budwick             Director, Vice President
                                        and Chief Investment
                                        Officer

          Alan J. Bowers                Director

          Eugene J. Ciarkowski          Director

          Kathleen M. Koerber           Director

          Albert W. Leier               Director, Vice President
                                        and Treasurer

          Judith C. Keilp               Vice President
                                        and Secretary

          Christopher S. Auda           Vice President,
                                        Operations

          James Switlyk                 Second Vice President
                                        Marketing Support

          Roger A. Vellekamp            Assistant Secretary

   * All of these Officers and Directors maintain a principal business address at 520 Broad Street, Newark, New Jersey 07102.


     (c)  Not applicable.


Item 30.  Location of Accounts and Records.

          All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder are maintained at the offices of the Depositor, 520 Broad Street, Newark, New Jersey 07102.

Item 31.  Management Services.

          Other than as set forth under the caption "Administration" in the Prospectus constituting Part A of this Registration
          Statement, and under "Services" in the Statement of Additional Information constituting Part B, the Account is not a party to any management-related service contract.

Item 32.  Undertakings.
     (a) Registrant undertakes to file a post-effective amendment to its Securities Act of 1933 Registration Statement as frequently as is necessary to ensure that the audited financial statements in the registration statement are never more than 16 months old for so long as payments under the variable annuity contracts may be accepted.
     (b) Registrant undertakes to include either (1) as part of any application to purchase a contract offered by the Prospectus, a space that an applicant can check to request a Statement of Additional Information, or (2) a post card or similar written communication affixed to or included in the Prospectus that the applicant can remove to send for a Statement of Additional Information, or (3) the entire text of the Statement of Additional Information within the Prospectus.
     (c) Registrant undertakes to deliver any Statement of Additional Information and any financial statements required to be made available under this form promptly upon written or oral request.
     (d) Registrant undertakes to rely upon American Council of Life Insurance (Ref. No. IP-6-88, pub. avail. November 28, 1988) (the "Letter"), which permits restrictions on cash distributions to Participants in retirement plans meeting the requirements of
          Section 403(b) of the Internal Revenue Code of 1986, and represents that the following provisions of the Letter have been complied with:
      (1) That Registrant has included appropriate disclosure regarding the redemption restrictions imposed by Section 403(b)(11) in this Registration Statement, including the Prospectus;
      (2) That Registrant has included appropriate disclosure regarding the redemption restrictions imposed by Section 403(b)(11) in all sales literature used in connection with the offer of the Contract;
      (3) That the Account's Distributor has instructed sales representatives, who solicit Participants to purchase the Contract, specifically to bring the redemption restrictions imposed by Section 403(b)(11) to the attention of potential Participants;
      (4) That Registrant has obtained from each Participant purchasing a
          Section 403(b) Contract, prior to or at the time of purchase, a signed statement acknowledging the Participant's understanding of: (a) the restrictions on redemption imposed by Section 403(b)(11), and (b) the investment alternatives available under the employer's Section 403(b) arrangement to which the Participant may elect to transfer his or her Contract value.

                                SIGNATURES

     As required by the Securities Act of 1933 and the Investment Act of 1940, the Registrant has caused this Registration Statement to be signed on its behalf, in the City of Newark, and State of New Jersey, on the 16 day of February, 1996

                    MBL VARIABLE CONTRACT ACCOUNT-2
                              (Registrant)

                    By:  JUDITH C. KEILP
                         Judith C. Keilp, Counsel
                         MBL Life Assurance Corporation

                    By:  MBL LIFE ASSURANCE CORPORATION
                              (Depositor)

                    By:  FRANK D. CASCIANO
                         Frank D. Casciano
                         Executive Vice President,
                         General Counsel and Secretary

     As required by the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

ALAN J. BOWERS          Chief Executive Officer   February 16, 1996
Alan J. Bowers           Director, President

KENNETH A. WATSON       Chief Financial Officer   February 16, 1996
Kenneth A. Watson

ALBERT W. LEIER         Chief Accounting Officer  February 16, 1996
Albert W. Leier


Directors:
     Elizabeth E. Randall
     Sheldon Brooks*
     Donald Bryan*
     Harry D. Garber*
     John Kerr*
     Richard W. Klipstein*
     Karen E. Mitchell
     Robert F. Pellecchia
     Felix Schirripa*


By:  FRANK D. CASCIANO                  Date: February 16, 1996
     Frank D. Casciano
     Attorney-in-Fact

* Executed by Frank D. Casciano, Attorney-in-Fact, on behalf of those indicated pursuant to the Powers of Attorney, filed herewith.

                               EXHIBIT INDEX


Exhibit*


(13)           -    Schedules for computation of each
                    performance quotation.

       (i)          One-Year Performance.
      (ii)          Five-Year Performance.
     (iii)          Ten-Year Performance.


(17)           -    Powers of Attorney


* Page numbers inserted in manually signed copy only.